Exhibit 99.1
AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
AMENDMENT (the “Amendment”), dated as of May 27, 2016, to the Amended and Restated Credit and Guaranty Agreement dated as of December 17, 2014 among Pattern US Finance Company LLC (“US Borrower”), Pattern Canada Finance Company ULC (“Canada Borrower” and, together with US Borrower, the “Borrowers”), Royal Bank of Canada (acting through its New York Branch), as Administrative Agent (the “Agent”) and the other parties party thereto, as amended by the Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of June 12, 2015 and by the Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement, dated as of September 28, 2015 and by the Amendment No. 3 to the Amended and Restated Credit and Guaranty Agreement, dated as of November 20, 2015 (the “Credit Agreement”).
W I T N E S S E T H :
WHEREAS the parties hereto have agreed to make certain changes to the terms of the Credit Agreement;
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. Defined Terms; References; Interpretation. Unless otherwise specifically defined herein, each capitalized term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. The Rules of Interpretation set forth in Section 1.3 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, as if fully set forth herein (except references to “Agreement” in such Section shall be deemed to be references to “Amendment”).
SECTION 2. Amendment. Clause (i) of Section 5.1(b) of the Credit Agreement is hereby amended and restated as follows: “the audited consolidated balance sheets of Sponsor and its Subsidiaries and the audited consolidated balance sheets of Borrowers (on a combined basis for Borrowers) as at the end of such Fiscal Year,”.
SECTION 3. Limited Waiver. Upon the effectiveness of this Amendment, any prior Defaults or Events of Default solely for failure to comply with the requirement of Section 5.1(b) to deliver audited financial statements on a consolidated basis for each Borrower, or to deliver any notice or qualify any representation with respect thereto (if any), are hereby waived.
SECTION 4. Limited Effect. The foregoing amendments and waivers are limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this

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Amendment and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the Credit Agreement or the other Financing Documents. The Credit Agreement is modified only by the express provisions of this Amendment, and shall, as so modified, remain in full force and effect and is hereby ratified and confirmed by Borrowers in all respects. Except as expressly provided herein, nothing herein shall limit in any way the rights and remedies of the Agents, the Lenders and the Issuing Banks under the Credit Agreement and the other Financing Documents.
SECTION 5. Representations of Borrowers. The Borrowers represent and warrant that, after giving effect to this Amendment (to the extent necessary), (i) the representations and warranties of the Borrowers set forth in Section 4 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case they are true and correct in all respects) as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.
SECTION 6. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. Sections 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference as if fully set forth in this Amendment mutatis mutandis (except that any references to “Agreement” therein shall mean this Amendment).
SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall have the same legal effect as delivery of a manually executed counterpart of this Amendment.
SECTION 8. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.
SECTION 9. Effectiveness. This Amendment shall be effective as of the date first written above.
SECTION 10. Headings. The headings of various sections of this Amendment are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PATTERN US FINANCE COMPANY LLC,
as US Borrower

By: /s/ Jeremy Rosenshine___
Name: Jeremy Rosenshine
Title:    Vice President

PATTERN CANADA FINANCE COMPANY ULC, as Canada Borrower

By: /s/ Jeremy Rosenshine___
Name:    Jeremy Rosenshine
Title:    Vice President

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ROYAL BANK OF CANADA,
ACTING THROUGH ITS NEW YORK BRANCH,
as Administrative Agent
By:    /s/ Yvonne Brazier________
Name:    Yvonne Brazier
Title:        Manager, Agency Services

[Signature Page to Amendment No. 4]